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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report:           December 1, 1994

Date of earliest
event reported:           December 1, 1994


                              CHRYSLER CORPORATION
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             (Exact name of registrant as specified in its charter)



           Delaware                1-9161                38-2673623
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(State or other jurisdiction of    (Commission         (I.R.S. Employer
incorporation or organization)     File Number)        Identification No.)



              12000 Chrysler Drive, Highland Park, Michigan  48203
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (313) 956-2845
                                                     --------------
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Item 5.  Other Events.

                 On December 1, 1994, Chrysler Corporation, a Delaware corporation (the "Company") amended its Amended and Restated Rights Agreement, dated as of December 14, 1990 (the "Rights Agreement"), by entering into Amendment No. 1, dated as of December 1, 1994 (the "Amendment"), with First Chicago Trust Company of New York. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

                 The Rights Agreement has been amended to increase from 10% to 15% the threshold of beneficial ownership at which a Person is deemed to be an Acquiring Person.

         In addition, the Rights Agreement has been amended to modify the definition of "Acquiring Person" to (i) exclude from the definition of "Acquiring Person" a person determined by the Board of Directors to have inadvertently become the Beneficial Owner of 15% or more of the Company's Common Stock if that person promptly disposes of a sufficient number of shares in order to reduce the number of shares Beneficially Owned below the 15% threshold and (ii) provide that if a person is a director or officer of the Company, the stock Beneficially Owned by other directors or officers will not, solely for that reason, be attributed to that person.





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                 The Rights Agreement was also amended to (i) eliminate the ability of the Company to redeem the Rights during the ten business day period following the day on which the Company is notified that a person has become an Acquiring Person and (ii) eliminate the requirement that only "Continuing Directors" can redeem the Rights following a change in a majority of the Board of Directors.

                 The Rights Agreement was also amended to permit the Company, in connection with an exchange for Rights, at its option, to substitute for each share of Common Stock exchangeable for Rights, a fractional share of Preferred Stock (or other series of substantially similar preferred stock of the Company) having the same voting rights as one share of Common Stock.

                 The Rights Agreement was further amended to limit the period during which the Board of Directors may amend in any respect whatsoever any provision of the Rights (other than those relating to the principal economic terms of the Rights) to the period prior to the time the Company is notified that a person has become an Acquiring Person.

                 A copy of the Amendment has been attached as an exhibit hereto and is incorporated herein by reference. The foregoing description of the amendments to the Amended and Restated Rights Agreement does not purport to be complete





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and is qualified in its entirety by reference to the Amendment.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

                 1. Amendment No. 1, dated as of December 1, 1994, to Amended and Restated Rights Agreement, dated as of December 14, 1990, between the Company and First Chicago Trust Company of New York.

                 2.       Press Release issued by the Company on December 1,
                          1994.

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                   CHRYSLER CORPORATION



                                                   By: /s/ William J. O'Brien
                                                       -------------------------
                                                         William J. O'Brien
                                                         Vice President, General
                                                          Counsel and Secretary

Dated:  December 1, 1994






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                                 Exhibit Index

Exhibit No.      Description
- -----------      -----------

    1 Amendment No. 1, dated as of December 1, 1994, to Amended and Restated Rights Agreement, dated as of December 14, 1990, between the Company and First Chicago Trust Company of New York.

    2            Press Release issued by the Company on December 1, 1994.





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